Exhibit 99.2

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Special Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR Proposals 1, 2 and 3. For Against Abstain 1. Merger Proposal — To adopt the Agreement and Plan of Merger, dated as of October 28, 2025 (as it may be amended from time to time, by and among Ryerson Holding Corporation, Crimson MS Corp. and Olympic Steel, Inc. (the “Merger Proposal”) 3. Adjournment Proposal — To approve one or more adjournments of the Olympic Steel, Inc. special meeting to a later date or time, if necessary or appropriate, to permit the solicitation of additional votes or proxies if there are not sufficient votes to approve the Merger Proposal For Against Abstain
2. Advisory Compensation Proposal — To approve, on an advisory basis, certain compensation that may be paid or become payable to Olympic Steel Inc.’s named executive officers that is based on or otherwise relates to the merger B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 UPX 673086

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — OLYMPIC STEEL, INC. SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 12, 2026 This Proxy is Solicited by the Board of Directors At the Special Meeting of Shareholders of OLYMPIC STEEL, INC. to be held on February 12, 2026, and at any adjournment, RICHARD T. MARABITO and RICHARD A. MANSON, and each of them, with full power of substitution and resubstitution, are hereby authorized to represent me and vote all my shares on the following matters described in the Notice of Special Meeting of Shareholders and Proxy Statement, the receipt of which is acknowledged.
You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign, date and return this proxy card. Unless otherwise specified on the reverse side, this proxy will be voted FOR Proposals 1, 2 and 3. The Proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee herein becomes unavailable to serve or for good cause will not serve, and in their best judgement on any other matters that may properly come before the Special Meeting and any adjournments thereof. PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE — NO POSTAGE NECESSARY. (Continued and to be signed on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/ZEUS or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ZEUS Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Special Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR Proposals 1, 2 and 3. For Against Abstain
1. Merger Proposal — To adopt the Agreement and Plan of Merger, dated as of October 28, 2025 (as it may be amended from time to time, by and among Ryerson Holding Corporation, Crimson MS Corp. and Olympic Steel, Inc. (the “Merger Proposal”)
2. Advisory Compensation Proposal — To approve, on an advisory basis, certain compensation that may be paid or become payable to Olympic Steel Inc.’s named executive officers that is based on or otherwise relates to the merger
3. Adjournment Proposal — To approve one or more adjournments of the Olympic Steel, Inc. special meeting to a later date or time, if necessary or appropriate, to permit the solicitation of additional votes or proxies if there are not sufficient votes to approve the Merger Proposal
B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
C 1234567890 J N T 1 UPX 673086

The Special Meeting of Shareholders of Olympic Steel, Inc. will be held on
Thursday, February 12, 2026, 9:30 A.M. EST, virtually via webcast, at meetnow.global/MX2LHPT. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.
Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ZEUS
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — OLYMPIC STEEL, INC. SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 12, 2026 This Proxy is Solicited by the Board of Directors At the Special Meeting of Shareholders of OLYMPIC STEEL, INC. to be held on February 12, 2026, and at any adjournment, RICHARD T. MARABITO and RICHARD A. MANSON, and each of them, with full power of substitution and resubstitution, are hereby authorized to represent me and vote all my shares on the following matters described in the Notice of Special Meeting of Shareholders and Proxy Statement, the receipt of which is acknowledged. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign, date and return this proxy card. Unless otherwise specified on the reverse side, this proxy will be voted FOR Proposals 1, 2 and 3. The Proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee herein becomes unavailable to serve or for good cause will not serve, and in their best judgement on any other matters that may properly come before the Special Meeting and any adjournments thereof. PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE — NO POSTAGE NECESSARY. (Continued and to be signed on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.